Exhibit 3.2

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

NEVADA PROPERTY 1 LLC

This Second Amended and Restated Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of Nevada Property 1 LLC (the “Company”) is entered into as of December     , 2014 by BRE Spade Mezz 1 LLC, a Delaware limited liability company ( “Economic Member”), BRE Spade Voteco LLC, a Delaware limited liability company ( “Voteco”, together with Economic Member, the “Members”), William J. Stein (“Springing Member 1”) and Tyler Henritze (“Springing Member 2”, together with Springing Member 1, each a “Springing Member”) and Michelle A. Dreyer (“Independent Manager 1”) and William G. Popeo (“Independent Manager 2”, together with Independent Manager 1, each a “Independent Manager”) (as defined on Schedule A hereto). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

W I T N E S S E T H:

WHEREAS, the Company has been formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”) and was originally governed by that certain Limited Liability Company Agreement of the Company dated as of July 30, 2008 (“Original Agreement”), executed by Nevada Mezz 1 LLC, a Delaware limited liability company, as member (“Prior Member”);

WHEREAS, Prior Member amended and restated the Original Agreement pursuant to that certain Amended and Restated Limited Liability Company Agreement of the Company dated as of April 2, 2010 (as amended, the “Current Agreement”), executed by Prior Member;

WHEREAS, pursuant to the Current Agreement, Nevada Voteco LLC (“Prior Voteco”) provided notice on October 28, 2010 that a Gaming Qualification Event (as defined in the Current Agreement) had occurred and was automatically admitted to the Company as a member of the Company;

WHEREAS, Prior Member and Economic Member entered into that certain Assignment and Assumption of Membership Interest (Class B) dated as of the date hereof pursuant to which Prior Member assigned its interest in the Company to Economic Member and Economic Member was admitted to the Company as a member of the Company and Prior Member ceased to be a member of the Company and the Company continued without dissolution;

WHEREAS, Prior Voteco and Voteco entered into that certain Assignment and Assumption of Membership Interest (Class A) dated as of the date hereof pursuant to which Prior Voteco assigned its interest in the Company to Voteco and Voteco was admitted to the Company as a member of the Company and Prior Voteco ceased to be a member of the Company and the Company continued without dissolution;

WHEREAS, the Current Agreement was amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement of the Company dated as of December     , 2014, executed by Prior Member, Prior Voteco, Economic Member and Voteco (as amended, the “Current Amended Agreement”);

WHEREAS, the parties hereto desire to amend and restate the Current Amended Agreement in its entirety;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Current Amended Agreement in its entirety as follows:

Section 1. Name.

The name of the limited liability company continued hereby is Nevada Property 1 LLC.

Section 2. Principal Business Office.

The principal business office of the Company shall be located at 3708 Las Vegas Boulevard South, Las Vegas, Nevada 89109, or such other location as may hereafter be determined by Voteco.

Section 3. Registered Office.

The address of the registered office of the Company in the State of Delaware is c/o Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

Section 4. Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

Section 5. Members.

(a) The mailing address of each of the Members is set forth on Schedule B attached hereto. Each of the Members hereby continues as a member of the Company upon its execution of a counterpart signature page to this Agreement.

(b) Subject to Section 9(j), the Members may act by written consent.

(c) Upon the occurrence of any event that causes the last remaining Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by such Member of all of its Membership Interests in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of such Member and the admission of an additional member of the Company pursuant to Sections 22 and 23) (a “Member Cessation Event”), Springing Member 1 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. If, however, at the time of a Member Cessation Event, Springing Member 1 has died or is otherwise no longer able to step into the role of Special Member, then in such event, Springing Member 2 shall, concurrently with the Member Cessation Event, and without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the Company as Special Member and shall continue the Company without dissolution. It is the intent of these provisions that the Company never have more than one Special Member at any particular point in time. No Special Member may resign from the Company or transfer its rights as Special Member unless a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement; provided, however, that each Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each person acting as a Springing Member shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each person acting as a Springing Member shall not be a member of the Company.

(d) The Company shall at all times have a Springing Member 1 and a Springing Member 2. No resignation or removal of a Springing Member, and no appointment of a successor Springing Member, shall be effective unless and until such successor shall have executed a counterpart to this Agreement. In the event of a vacancy in the position of Springing Member 1 or Springing Member 2, Voteco shall, as soon as practicable, appoint a successor Springing Member to fill such vacancy. By signing this Agreement, a Springing Member agrees that, should such Springing Member become a Special Member, such Springing Member will be subject to and bound by the provisions of this Agreement applicable to a Special Member.

Section 6. Certificates.

The Certificate of Formation of the Company, and each other certificate filed by or with respect to the Company has been executed, delivered and filed by an “authorized person” of the Company within the meaning of the Act. Such execution, delivery and filing are hereby ratified and approved.

Voteco is hereby designated as an “authorized person” of the Company and shall continue as the designated “authorized person” within the meaning of the Act. Voteco or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7. Purposes.

(a) The purpose to be conducted or promoted by the Company is to engage only in the following activities:

i)	to lease, manage and operate the Property;

ii)	to enter into and perform its obligations under the Loan Agreement with the Lender, the other Loan Documents and the borrowings thereunder and the Operating Lease with Propco Borrower;

iii)	refinancing the Property in connection with a permitted repayment of the Loan;

iv)	to own the limited liability company interests in, and act as the sole member of, the Permitted Subsidiaries; and

v)	to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

(b) The Company, each Member, or any Director or Officer on behalf of the Company, may enter into and perform its obligations under the limited liability company agreements (as amended from time to time) of the Permitted Subsidiaries and Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member, Director, Officer or other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Members or any Director or Officer to enter into other agreements on behalf of the Company.

Section 8. Powers.

Subject to Section 9(j), the Company, the Board of Directors and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 9. Management.

(a) Board of Directors. Subject to Section 9(j), the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by Voteco. Voteco may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by Voteco at any time in its sole and absolute discretion, upon notice to all Directors. The initial number of Directors shall be three. Each Director elected, designated or appointed by Voteco shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation, expulsion or removal. Each Director shall execute and deliver the Management Agreement. Directors need not be a Member. The initial Directors designated by Voteco are listed on Schedule C hereto. All appointments of Directors shall be subject to applicable Gaming Laws. If any Director is found to be an Unsuitable Person he or she shall automatically be removed from such position and a successor Director shall be appointed in accordance with this Section 9(a).

(b) Powers. Subject to Section 9(j), the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 7, the Board of Directors has the authority to bind the Company.

(c) Meeting of the Board of Directors. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day’s notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

(d) Quorum: Acts of the Board. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be; provided, however, any written consent of the Board with respect to the matters contemplated by Section 9(j)(iii), shall be invalid unless Voteco and the Independent Managers have consented to such action.

(e) Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(f) Committees of Directors.

(i)	The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(ii)	In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(iii)	Any such committee, to the extent provided in the resolution of the Board, and subject to, in all cases, Sections 9(j) and 10, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(g) Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

(h) Removal of Directors. Unless otherwise restricted by law, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by Voteco, and any vacancy caused by any such removal or expulsion may be filled by action of Voteco.

(i) Directors as Agents. To the extent of their powers set forth in this Agreement and subject to Section 9(j), the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Board, a Director may not bind the Company.

(j) Limitations on the Company’s Activities.

(i)	This Section 9(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity.

(ii)

Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, and any provision of law that so empowers the Company, for so long as any Obligation is outstanding or is deemed to be outstanding, neither the Members nor the Company shall amend, alter, change or repeal Sections 5(b), 5(c), 5(d), 6, 7, 8, 9, 10, 14, 16, 20, 21, 22, 23, 24, 25, 26, 29 or 31 or Schedule A (the “Special Purpose Provisions”) of this

Agreement, or any other provision of this or any other document governing the formation, management or operation of the Company in a manner that is inconsistent with any of the Special Purpose Provisions without the prior written consent of Lender and meeting the Rating Agency Condition, and with respect to Sections 16(b), 21, 22, 23, 31 and 34 (the “Mezzanine Specific Provisions”), for so long as any Obligation is outstanding under the Mezzanine A Loan, unless the Mezzanine A Lender consents in writing. Subject to this Section 9(j), Voteco reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 31. In the event of any conflict between any of the Special Purpose Provisions and any other provision of this Agreement or any other document governing the formation, management or operation of the Company, the Special Purpose Provisions shall control.

(iii)	Notwithstanding any other provision of this Agreement or any other document governing the formation, management or operation of the Company, and notwithstanding any provision of law that otherwise so empowers the Company, the Members, the Board, any Officer or any other Person, so long as any Obligation is outstanding, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered on behalf of the Company or the Permitted Subsidiaries to, nor shall they permit the Company to, and the Company shall not, without the prior unanimous written consent of Voteco, the Board and both Independent Managers, take any Material Action with respect to the Company or the Permitted Subsidiaries, provided, however, that the Board may not vote on, or authorize the taking of, any Material Action, unless there are at least two Independent Managers then serving in such capacity and all such Independent Managers consent thereto.

(iv)	For so long as any Obligation is outstanding, the Board and Voteco shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if: (1) it has received Lender’s prior written consent and (2) following a securitization of the Loan, the Rating Agency Condition is satisfied. Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, and any provision of law that so empowers the Company, the Company has since the date of its formation and so long as any Obligation is outstanding, the Board also shall continue to cause the Company to and the Company shall:

(A)

remain solvent and pay its debts and liabilities (including, a fairly-allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same shall become due, and maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (in each case, to the extent there exists sufficient cash flow from the operations of the

Property to do so); provided, that the foregoing shall not require any Member of the Company to make any additional capital contributions to the Company;

(B)	maintain its bank accounts (except as contemplated by the Loan Documents with respect to any other Individual Borrower), books of account, books and records separate from those of any other Person and, to the extent that it is required to file income tax returns under applicable law, file its own income tax returns, except to the extent that it is required by law to file consolidated tax returns;

(C)	maintain its own records, books, resolutions and agreements;

(D)	hold its assets in its own name;

(E)	conduct its business in its name or in a name franchised or licensed to it by Manager (as defined in the Loan Agreement) or an entity other than an Affiliate of the Company or of Borrower, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially-reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the Company;

(F)	(A) maintain its financial statements, accounting records and other entity documents separate from those of any other Person; (B) show, in its financial statements, its assets and liabilities separate and apart from those of any other Person; and (C) not permit its assets to be listed as assets on the financial statement of any of its Affiliates except as required by GAAP or the Uniform System of Accounts; provided, however, that (i) any such consolidated financial statement contains a note indicating that the Company’s separate assets and credit are not available to pay the debts of such Affiliate and that the Company’s liabilities do not constitute obligations of the consolidated entity, except as provided by the Loan Documents with respect to any other Individual Borrower and (ii) such assets shall also be listed on the Company’s own separate balance sheet, as applicable;

(G)	except in each case with respect to each other Individual Borrower as contemplated by the Loan Documents, pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets provided there is sufficient cash flow to do so, and maintain a sufficient number of employees, if any, in light of its contemplated business operations;

(H)	observe all limited liability company formalities;

(I)	have no Indebtedness (as defined in the Loan Agreement) other than (i) the Loan, (ii) Permitted Debt (as defined in the Loan Agreement), and (iii) such other liabilities the Company is expressly permitted to incur pursuant to the Loan Agreement or as otherwise imposed by law;

(J)	allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing, including, but not limited to, paying for shared office space and for services performed by any employee of an Affiliate;

(K)	maintain and use separate stationery, invoices and checks bearing its name and not bearing the name of any other entity unless such entity is clearly designated as being the Company’s agent;

(L)	hold itself out and identify itself as a separate and distinct legal entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of the Company and not as a division or part of any other Person;

(M)	maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(N)	comply with all of the terms and provisions contained in its organizational documents;

(O)	to the fullest extent permitted by law, conduct its business so that each of the assumptions made about it and each of the facts stated about it in the Insolvency Opinion, or if applicable, any Additional Insolvency Opinion (each as defined in the Loan Agreement), are true; and

(P)	be duly formed, validly existing, and in good standing in the state of its incorporation or formation and in all other jurisdictions where it is qualified to do business.

Failure of the Company, or the Members or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Members or the Directors.

(v)	Notwithstanding any other provision of this Agreement or any other document governing the formation, management or operation of the Company, and any provision of law that otherwise so empowers the Company, the Company has not since the date of its formation and so long as any Obligation is outstanding, the Board shall not cause or permit the Company to and the Company shall not:

(A)	engage in any business unrelated to the activities set forth in clause Section 7(a) hereof;

(B)	own any real property other than the Property;

(C)	have any assets, other than the Property, the IP Collateral and personal property necessary or incidental to its ownership and operation of the Property and its interest in the Property and its 100% limited liability company interests in the Permitted Subsidiaries;

(D)	to the fullest extent permitted by law, engage in, seek, consent to or permit (i) any dissolution, winding up, liquidation, consolidation or merger or (ii) any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except as permitted by the Loan Documents;

(E)	fail to correct any known misunderstanding regarding the separate identity of the Company or identify itself as a division of any other Person (except as a disregarded entity of another Person for applicable Section 2.7 Tax (as defined in the Loan Agreement) purposes);

(F)	except as contemplated by the Loan Documents with respect to any other Individual Borrower, commingle its funds or assets with those of any other Person or, except as may be contemplated by a Management Agreement (as defined in the Loan Agreement) where Manager (as defined in the Loan Agreement) is acting as agent of the Company, participate in any cash management system with any other Person;

(G)	except as contemplated by the Loan Documents with respect to any other Individual Borrower, not assume or guarantee or become obligated for the debts of any other Person, hold out its credit as being available to satisfy the obligations of any other Person;

(H)	acquire obligations or securities of the Members or any other Affiliate, except as provided for in the Loan Documents and the Company’s limited liability company interests in the Permitted Subsidiaries;

(I)	except as contemplated by the Loan Documents with respect to any other Individual Borrower, pledge its assets to secure the obligations of any other Person;

(J)	make loans to any Person and hold evidence of indebtedness issued by any other Person (other than (1) cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity, (2) Permitted Debt (as defined in the Loan Agreement) or (3) Permitted Casino Markers (as defined in the Loan Agreement));

(K)	identify its Members or any Affiliates as a division or part of it, or identify itself as a division of any other Person;

(L)	except in each case with respect to each other Individual Borrower, as contemplated in the Loan Agreement and other than capital contributions and distributions permitted under the terms of this Agreement, not enter into or be a party to, any transaction with any of its Members or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s-length transaction with an unrelated third party;

(M)	have any obligation to or indemnify its Members, in each case unless such an obligation or indemnification is fully subordinated to the Loan and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Loan;

(N)	have any of its obligations guaranteed by any Affiliate except as provided by the Loan Documents with respect to (i) the Guaranty and Environmental Indemnity (as defined in the Loan Agreement) and (ii) each other Individual Borrower;

(O)	form, acquire or hold any subsidiary (except for the Company’s limited liability company interests in the Permitted Subsidiaries);

(P)	permit any Affiliate or constituent party (except with respect to each other Individual Borrower, as contemplated by the Loan Documents) independent access to its bank accounts; or

(Q)	except as expressly permitted by the Loan Agreement, consent, without the prior written consent of the Lender and unless the Rating Agency Condition is satisfied, to (i) any amendment, restatement, supplementation or modification of the Operating Lease, including, without limitation, changing, modifying, waiving or deferring any rental payments, or modifying the Term or the Premises (as such terms are defined in the Operating Lease); or (ii) termination, cancellation, waiver or surrender of the term of the Operating Lease or enter into any agreement with the other party or parties to the Operating Lease to do so.

Section 10. Independent Manager.

(a) Duties. So long as any Obligation is outstanding, Voteco shall cause the Company at all times to have at least two Independent Managers who will be appointed by Voteco. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, and notwithstanding any duty otherwise existing at law or in equity, the Independent Mangers’ fiduciary duties shall be limited to only considering the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 9(j)(iii). Except for duties to the Company as set forth in the immediately preceding sentence (including duties to the Members and the Company’s creditors solely to the extent of their respective economic interests in the Company but excluding (i) all other interests of the Members, (ii) the interests of other Affiliates of the Company, and (iii) the interests of any group of Affiliates of which the Company is a part), the Independent Managers shall not have any fiduciary duties to the Members or any other Person bound by this Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by law, including Section 18-1101(e) of the Act, an Independent Manager shall not be liable to the Company, the Members or any other Person bound by this Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Manager acted in bad faith or engaged in willful misconduct. All right, power and authority of the Independent Managers shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Notwithstanding any other provision of this Agreement to the contrary, each Independent Manager, in its capacity as an Independent Manager, may only act, vote or otherwise participate in those matters referred to in Section 9(j)(iii) or as otherwise specifically required by this Agreement.

(b) Removal. Subject to the other provisions of this Section 10(b), the Independent Managers may be (i) removed by Voteco only for Cause or (ii) automatically removed if found to be an Unsuitable Person, and a successor Independent Manager shall be appointed in accordance with this Section 10. No resignation or removal of an Independent Manager permitted by clause (i) of the preceding sentence shall be effective until (1) the Company has provided the Lender with five (5) business days’ prior written notice of such resignation or removal together with a statement as to the reason for such removal or resignation, and (2) a successor Independent Manager is appointed and such successor shall have accepted his or her appointment as an Independent Manager by a written instrument, which may be a counterpart signature page to this Agreement. In the event of a vacancy in the position of an Independent Manager, Voteco shall, as soon as practicable, appoint a successor Independent Manager. No Independent Manager shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

Section 11. Officers.

(a) Officers. The Officers of the Company on the date hereof shall be designated by Voteco. The additional or successor Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board shall choose a President, a Secretary and a Treasurer. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any number of offices may be held by the same person. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board or as set forth in this Section 11(a). Any vacancy occurring in any office of the Company shall be filled by the Board. The Officers of the Company designated by Voteco on the date hereof are listed on Schedule D hereto. All appointments of Officers shall be subject to applicable Gaming Laws, and if any officer is found to be an Unsuitable Person he or she shall automatically be removed from such position.

(b) President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 7(b); (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company, and (iii) as otherwise permitted in Section 11(c).

(c) Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(d) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Members, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(e) Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and distributions in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such distributions, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(f) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 9(j), the actions of the Officers taken in accordance with such powers shall bind the Company.

(g) Duties of Officers. Except to the extent otherwise provided herein, each Officer shall have a fiduciary duty of loyalty and care identical to that of officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 12. Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Members nor the Special Members nor the Springing Members nor any Director or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member, Springing Member, Officer or Director of the Company.

Section 13. Capital Contributions.

The Members have contributed to the Company property of an agreed value as listed in the books and records of the Company. In accordance with Section 5(c), the Special Members shall not be required to make any capital contributions to the Company.

Section 14. Additional Contributions.

The Members are not required to make any additional capital contribution to the Company. However, the Members may make additional capital contributions to the Company at any time. To the extent that a Member makes an additional capital contribution to the Company, the Members shall revise the books and records of the Company. The provisions of this Agreement, including this Section 14, are intended to benefit the Members and the Special Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and, except as provided in Section 26 of this Agreement, no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Members and the Special Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 15. Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated entirely to the Class B Member.

Section 16. Distributions.

(a) Subject to compliance with Gaming Laws, distributions shall be made to the Class B Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be permitted to make a distribution to the Class B Member on account of its interest in the Company if such distribution would violate the Act, the Gaming Laws or any order of the Commission binding upon or to which the Company is subject, or any other applicable law, or constitute a default under the Loan Documents. One hundred percent (100%) of such distributions shall be made to the Class B Member. The Class A Member shall not be entitled to receive any such distributions.

(b) Any payments made pursuant to the Loan Documents to or for the benefit of the Mezzanine A Borrower shall constitute distributions to or at the direction of the Member.

Section 17. Books and Records.

The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Board. The Members and their duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Members any information that the Board would otherwise be permitted to keep confidential from the Members pursuant to Section 18-305(c) of the Act. The Company’s books of account shall be kept using the method of accounting determined by Voteco. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by Voteco.

Section 18. Reports.

(a) Within 60 days after the end of each fiscal quarter, the Board shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

(i)	unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

(ii)	unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter.

(b) The Board shall use diligent efforts to cause to be prepared and mailed to the Members, within 90 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

(i)	a balance sheet of the Company;

(ii)	an income statement of the Company for such fiscal year; and

(iii)	a statement of a Member’s capital account, if any.

(c) The Board shall, after the end of each fiscal year, use reasonable efforts to cause the Company’s independent accountants, if any, to prepare and transmit to the Members as promptly as possible any such tax information as may be reasonably necessary to enable the Members to prepare its federal, state and local income tax returns relating to such fiscal year.

Section 19. Other Business.

Notwithstanding any provision to the contrary at law or in equity, the Member, the Special Member, any Independent Manager and any Affiliate of the Members, the Special Member or any Independent Manager may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 20. Exculpation and Indemnification.

(a) To the fullest extent permitted by law, neither the Members nor the Special Member nor any Officer, Director, Independent Manager employee or agent of the Company nor any employee, representative, agent or Affiliate of the Members or the Special Member (collectively, the “Covered Persons”) shall be liable to the Company or any other Person that is a party to or is otherwise bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence (or, in the case of an Independent Manager, bad faith) or willful misconduct.

(b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence (or with respect to the Independent Managers, bad faith) or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Members and the Special Member shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

(c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

(d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid.

(e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person bound by this Agreement for its good faith reliance on the provisions of this

Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Members to replace such other duties and liabilities of such Covered Person.

(f) Notwithstanding the foregoing provisions, any indemnification set forth herein shall be fully subordinate to the Loan and, to the fullest extent permitted by law, shall not constitute a claim against the Company in the event that the Company’s cash flow is insufficient to pay its Obligations.

(g) The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

Section 21. Assignments.

(a) Restrictions on Transfers of Membership Interests.

(i) Subject to Sections 9(j), 23, and this Section 21 and any transfer restrictions in the Loan Documents and that certain Pledge and Security Agreement to be delivered by the Economic Member in favor of Mezzanine A Lender following the date hereof (the “Mezzanine A Pledge Agreement”), no Member shall Transfer any Membership Interests now or hereafter held, other than in accordance with the terms of this Agreement, the Transfer Restriction Agreement and the Loan Documents. Any Transfer or purported Transfer made in violation of this Agreement or the Transfer Restriction Agreement shall be null and void and of no effect.

(ii) Notwithstanding anything to the contrary expressed or implied in this Agreement, the Transfer of any interest in the Company is ineffective unless approved in advance by the Commission. The Membership Interests owned or controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person (an “Unsuitable Member”), shall be subject to redemption by the Company, out of funds legally available therefor, by action of the Board, to the extent required by the Gaming Authority making the determination of unsuitability or to the extent deemed necessary or advisable by the Board. If a Gaming Authority requires the Company, or the Board deems it necessary or advisable, to redeem any Membership Interests, the Company shall give a Redemption Notice to the Unsuitable Member and shall purchase the Membership Interests on the Redemption Date. From and after the Redemption Date, such Membership Interests shall no longer be deemed to be outstanding, such Unsuitable Member shall cease to be a Member, and all rights of the Unsuitable Member herein, other than the right to receive the Redemption Price, shall cease. The Unsuitable Member shall surrender any certificates representing the Membership Interests to be redeemed in accordance with the requirements of the Redemption Notice.

(iii) Commencing on the date that a Gaming Authority serves notice of a determination of unsuitability or the Board determines that a Person is an Unsuitable Person, and until the Membership Interests owned or controlled by such Person are owned or controlled by a Person who is not an Unsuitable Person, the Unsuitable Member shall not be entitled (i) to receive any distribution or interest with regard to the Membership Interest; (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Membership Interest, and such Membership Interest shall not for any purposes be included in the Percentage Interests entitled to vote, or (iii) to receive any remuneration in any form from the Company or any Affiliate of the Company for services rendered or otherwise.

(iv) All notices given by the Company pursuant to this Section 21, including Redemption Notices, shall be in writing and may be given by mail, addressed to the Person at such Person’s address as it appears in the Company’s books and records, with postage thereon prepaid, and such notice shall be deemed given at the time deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile, telex, cable or e-mail, and such notice shall be deemed given at the time of receipt thereof, if given personally, or at the time of transmission thereof, if given by telegram, facsimile, telex, cable or e-mail.

(v) Any Unsuitable Member shall, to the fullest extent permitted by law, indemnify and hold harmless the Company and its Affiliates for any and all losses, costs and expenses, including attorneys’ fees, incurred by the Company and its Affiliates as a result of, or arising out of, such Unsuitable Member’s continuing ownership or control of a Membership Interest, or its neglect, refusal or failure to comply with the provisions of this Section 21, or failure to promptly divest itself of any Membership Interest when required by the Gaming Laws or this Section 21.

(vi) The Company is entitled to injunctive or other equitable relief in any court of competent jurisdiction to enforce the provisions of this Section 21 and each holder of the Membership Interests shall be deemed to have acknowledged, by acquiring the Membership Interest, that the failure to comply with this Section 21 will expose the Company to irreparable injury for which there is no adequate remedy at law and that the Company is entitled to injunctive relief to enforce the provisions of this Section 21.

(vii) The Company’s right of redemption provided in this Section 21 shall not be exclusive of any other rights the Company may have under this Agreement or hereafter acquire under any other agreement or otherwise.

(viii) Nothing contained in this Section 21 shall limit the authority of the Board to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Company or its Affiliates from the denial or threatened denial or loss or threatened loss of any Gaming Approvals. Without limiting the generality of the foregoing, the Board may conform any provisions of this Section 21 to the extent necessary to make such provisions consistent with Gaming Laws. In addition, the Board may, to the extent permitted by law, from time to time establish, modify, amend or rescind regulations and procedures of the Company not inconsistent with the express provisions of this Section 21 for the purpose of determining whether any Person is an Unsuitable Person and for the orderly application, administration and implementation of the provisions of this Section 21. Such procedures and regulations shall be kept on file with the Company’s Secretary, and shall be made available for inspection by the public and, upon request, mailed to any Member.

(ix) The Board shall have exclusive authority and power to administer this Section 21 and to exercise all rights and powers specifically granted to the Board or the Company hereunder, or as may be necessary or advisable in the administration of this Section 21. All such actions which are taken or made by the Board in good faith shall be final, conclusive and binding on the Company and all other Persons; provided, however, that the Board may delegate all or any portion of its duties and powers under this Section 21 to a committee as it deems necessary or advisable. In each case where a committee designated by the Board pursuant to the foregoing sentence must make a determination of price, manner of paying, unsuitability, or otherwise, such determination shall be made by a majority of the members of such committee not counting the vote of any committee member who is an Unsuitable Person or an Affiliate of an Unsuitable Person.

(x) Except as may be required by any applicable Gaming Laws or a Gaming Authority, the Board may waive any of the rights of the Company or any restrictions contained in this Section 21 in any instance in which the Board determines that a waiver would be in the best interests of the Company. The Board may terminate any rights of the Company or restrictions set forth in this Section 21 to the extent that the Board determines that any such termination is in the best interests of the Company. Except as may be required by a Gaming Authority, nothing in this Section 21 shall be deemed or construed to require the Company to repurchase any Membership Interest owned or controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person.

(xi) To the extent the above provisions are complied with and subject to Section 9(j) and Section 23, and any transfer restrictions in the Loan Documents and the Mezzanine A Loan Documents, each Member may assign in whole or in part its limited liability company interest in the Company. Subject to Section 23, if a Member transfers all of its Membership Interests in the Company pursuant to this Section 21, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to a Member by merger or consolidation in accordance with the Basic Documents and this Agreement shall, without further act, be a Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

(b) Legends: Securities Subject to this Agreement. In the event a Member shall Transfer any Restricted Securities (including any such Restricted Securities acquired after the date hereof) to any Person (all Persons acquiring Restricted Securities from a Member, as described in this Agreement, regardless of the method of transfer, shall be referred to collectively as “Transferees” and individually as a “Transferee”) in accordance with this Agreement, such securities shall nonetheless bear legends as provided in Section 34(b)(iv); provided that the provisions of this Section 21(b) shall not apply in respect of a sale of Restricted Securities in a registered public offering under the Securities Act or pursuant to Rule 144, or any successor rule, under the Securities Act, pursuant to which the Transferee receives securities that are freely tradable under the federal securities laws.

Section 22. Resignation.

So long as any Obligation is outstanding, a Member may not resign, except as permitted under the Basic Documents and if the Rating Agency Condition is satisfied and if an additional Member is admitted to the Company pursuant to Section 23. If a Member is permitted to resign pursuant to this Section 22, an additional Member of the Company shall be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 23. Admission of Additional Members.

(a) One or more additional Members of the Company may be admitted to the Company with the written consent of Voteco; provided, however, that, notwithstanding the foregoing, so long as any Obligation remains outstanding, no additional Member may be admitted to the Company other than pursuant to Sections 23(b) and 24 unless there is a transfer of all of a Member’s Membership Interests to a single entity and unless the Lender consents, the Mezzanine A Lender to whom any obligation remains outstanding in its capacity as such consents, and the Rating Agency Condition is satisfied. No transfer of any Membership Interests may be made, except as may be expressly provided otherwise in the Loan Documents. The admission of any new Members is subject to any required approval of the Gaming Authorities and no Membership Interest may be issued or sold, no Percentage Interest adjusted and no new Members admitted except upon the receipt of all such approvals required under Gaming Laws.

(b) Upon a foreclosure, sale or other transfer of the Class B Membership Interests in the Company pursuant to the Mezzanine A Pledge Agreement, (i) the Economic Member shall automatically cease to be a member of the Company and (ii) the holder of such Class B Membership Interests shall, by virtue of such foreclosure, sale or transfer, and upon delivery of an endorsed certificate, automatically be admitted as a successor member of the Company holding Class B Membership Interests effective as of such foreclosure, sale or other transfer, with all of the rights and obligations of the Economic Member hereunder, subject to the limitations on transferability of such Class B Membership Interests as described in this Section 23. The successor Member shall have the right to amend this Agreement in accordance with its terms without the consent of the former Economic Member to evidence the successor Member’s rights under this Agreement and the former Economic Member’s withdrawal as a member of the Company. The Company acknowledges that the pledge of the Class B Membership Interests in the Company to be made by the Economic Member in connection with the Mezzanine A Pledge Agreement shall be a pledge not only of profits and losses of the Company, but also a pledge of all rights and obligations of the Economic Member. Upon a foreclosure, sale or other transfer of the Class B Membership Interests of the Company pursuant to the Mezzanine A Pledge Agreement, the successor Member may transfer its interests in the Company, subject to this Section 23. Notwithstanding any provision in the Act or any other provision contained herein to the contrary, the Economic Member shall be permitted to pledge and, upon any foreclosure of such pledge in connection with the admission of the Mezzanine A Lender or its designee as a member, transfer to the Mezzanine A Lender or its designee its rights and powers to manage and control the affairs of the Company pursuant to the terms of the Mezzanine A Pledge Agreement. Upon the exercise of its rights under the Mezzanine A Pledge Agreement, the Mezzanine A Lender may (i) exercise all the rights and powers of the Economic Member pursuant to this Agreement, including the power to designate, appoint, expel and remove the Directors and Independent Managers of the Company, (ii) to the extent not so registered, cause the Company to register the transfer of such Class B Membership Interests in the Company’s books maintained for such purpose and (iii) further transfer its interests in the Company, subject to this Section 23. Notwithstanding anything contained to the contrary in this Section 23(b), the admission of any new Members is subject to any required approval of the Gaming Authorities and no Membership Interest may be issued or sold, no Percentage Interest adjusted and no new Members admitted except upon the receipt of all such approvals required under Gaming Laws.

(c) Notwithstanding anything to the contrary contained herein, the Member shall not, without the prior written consent of the Mezzanine A Lender, issue and shall not permit the issuance of any additional Membership Interests of the Company other than its initial issuance of Membership Interests issued on or prior to the date of this Agreement.

Section 24. Dissolution.

(a) The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the last remaining Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by such Member of all of its Membership Interests in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of such Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member of the Company in the Company.

(b) Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member or a Special Member shall not cause such Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

(c) Notwithstanding any other provision of this Agreement, each of the Members and the Special Members waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of a Member or a Special Member, or the occurrence of an event that causes the Members or a Special Member to cease to be a member of the Company.

(d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(e) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 25. Waiver of Partition; Nature of Interest.

Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Members and the Special Members and any additional member admitted pursuant to Section 23 hereof hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Members shall not have any interest in any specific assets of the Company, and the Members shall not have the status of creditors with respect to any distribution pursuant to Section 16 hereof. The interest of each of the Members in the Company is personal property.

Section 26. Benefits of Agreement; No Third-Party Rights.

Except for the Lender with respect to the Special Purpose Provisions and the Mezzanine A Lender with respect to the consent rights in Section 9(j)(ii) and the Mezzanine Specific Provisions, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of a Member or a Special Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 29). The Lender and its successors or assigns are intended third-party beneficiaries of this Agreement and may enforce the Special Purpose Provisions during such time as any Obligation remains outstanding. The Mezzanine A Lender and its successors or assigns are intended third-party beneficiaries of this Agreement and may enforce the Mezzanine Specific Provisions during such time as any obligation under the Mezzanine A Loan remains outstanding.

Section 27. Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 28. Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 29. Binding Agreement.

Notwithstanding any other provision of this Agreement, the Members agree that this Agreement, including, without limitation, the Special Purpose Provisions, constitutes a legal, valid and binding agreement of the Members, and is enforceable against the Members by the Independent Managers, in accordance with its terms. In addition, the Independent Managers shall be intended beneficiaries of this Agreement.

Section 30. Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 31. Amendments.

Subject to Section 9(j)(ii), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by Voteco and Economic Member. Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Rating Agency Condition is satisfied except: (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents.

Section 32. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 33. Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of a Member, to such Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 34. Interests and Certificates.

(a) Interests

Each Membership Interest in the Company shall constitute a “security” within the meaning of, and be governed by, (i) Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the States of Delaware and New York and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 (and each Membership Interest in the Company shall be treated as a “security” for all purposes, including, without limitation, perfection of the security interest therein under Article 8 of each applicable Uniform Commercial Code). Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware (6 Del C. § 8-101, et. seq.) (the “UCC”), such provision of Article 8 of the UCC shall be controlling.

(b) Certificates.

(i)	Upon the issuance of Membership Interests in the Company to any Person in accordance with the provisions of this Agreement, or with respect to any Membership Interests in the Company that were issued prior to the date of this Agreement, without any further act, vote or approval of any Member, Director, Officer or any Person, the Company shall issue one or more certificates in the name of such Person substantially in the form of Exhibit A hereto (a “Certificate”), which evidences the ownership of the Membership Interests in the Company of such Person. Each such Certificate shall be denominated in terms of the percentage of the Membership Interests in the Company evidenced by such Certificate and shall be signed by an Officer on behalf of the Company.

(ii)	Without any further act, vote or approval of any Member, Director, Officer or any Person, the Company shall issue a new Certificate in place of any Certificate previously issued if the holder of the Membership Interests in the Company represented by such Certificate, as reflected on the books and records of the Company:

(A)	makes proof by affidavit, in form and substance satisfactory to the Company, that such previously issued Certificate has been lost, stolen or destroyed;

(B)	requests the issuance of a new Certificate before the Company has notice that such previously issued Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(C)	if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with such surety or sureties as the Company may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Certificate; and

(D)	satisfies any other reasonable requirements imposed by the Company.

(iii)	Upon a Member’s transfer in accordance with the provisions of this Agreement of any or all Membership Interests in the Company represented by a Certificate, the transferee of such Membership Interests in the Company shall deliver such Certificate to the Company for cancellation (executed by such transferee on the reverse side thereof), and the Company shall thereupon issue a new Certificate to such transferee for the percentage of Membership Interests in the Company being transferred and, if applicable, cause to be issued to such Member a new Certificate for that percentage of Membership Interests in the Company that were represented by the canceled Certificate and that are not being transferred.

(iv)	The certificates representing the Restricted Securities to be held by each of the Members shall bear the following legend in addition to any other legend that may be required from time to time under applicable law or pursuant to any other contractual obligation:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A “TRANSFER”) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT DATED AS OF DECEMBER     , 2014. ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”) OR STATE SECURITIES LAWS, AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT. THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, GRANTING OF ANY OPTION TO PURCHASE OR OTHER DISPOSITION OF AN INTEREST IN THIS LIMITED LIABILITY COMPANY IS INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE CHAIRMAN OF THE NEVADA GAMING CONTROL BOARD (THE “CHAIRMAN”). IF AT ANY TIME THE NEVADA GAMING COMMISSION (THE “COMMISSION”) FINDS THAT A MEMBER IS UNSUITABLE TO HOLD AN INTEREST IN THIS COMPANY, SUCH OWNER MUST DISPOSE OF SUCH INTEREST AS PROVIDED BY THE GAMING LAWS OF THE STATE OF NEVADA AND THE REGULATIONS PROMULGATED THEREUNDER, OR, IF THE CHAIRMAN CONSENTS, IN ACCORDANCE WITH THE COMPANY’S ARTICLES OR OPERATING AGREEMENT. BEGINNING ON THE DATE WHEN THE COMMISSION SERVES NOTICE OR A DETERMINATION OF UNSUITABILITY PURSUANT TO APPLICABLE LAW, IT IS UNLAWFUL FOR THE UNSUITABLE MEMBER (A) TO RECEIVE ANY DIVIDEND OR INTEREST OR ANY PAYMENT OR DISTRIBUTION OF ANY KIND, INCLUDING OF ANY SHARE OF THE DISTRIBUTION OF PROFITS OR CASH OR ANY OTHER PROPERTY, OR PAYMENTS UPON DISSOLUTION, FROM THE COMPANY, OTHER THAN A RETURN OF CAPITAL; (B) TO EXERCISE DIRECTLY OR THROUGH ANY PROXY, TRUSTEE OR NOMINEE ANY VOTING RIGHT CONFERRED BY THE MEMBER’S INTEREST IN THE COMPANY; OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE COMPANY OR FROM ANY COMPANY HOLDING A GAMING LICENSE FOR SERVICES RENDERED OR OTHERWISE.

(c) Registration of Membership Interests. The Company shall maintain books for the purpose of registering the transfer of Membership Interests. Notwithstanding any provision of this Agreement to the contrary (other than Section 23(b)), a transfer of Membership Interests requires delivery of an endorsed Certificate and shall be effective on the date stated in the Certificate or, to the extent, if any, it is necessary to register such transfer in the books of the Company, shall be effective upon registration of such transfer in the books of the Company.

(d) Prior Transfers / Distributions / Contributions / Certificates. Notwithstanding anything else in this Agreement to the contrary and notwithstanding the fact that certificates may have not been issued to one or more transferees, any transfers, distributions or contributions of Membership Interests in the Company prior to the entering into of this Agreement, if any, are hereby confirmed, ratified and approved in all respects.

Section 35. Compliance with Gaming Laws.

(a) Members. If the Company becomes and for as long as it remains subject to regulation under any Gaming Laws, ownership of the Company shall be held subject to the applicable provisions of any applicable Gaming Laws. If a Member is found to be unsuitable by any Gaming Authorities, then the Member shall dispose of its Member’s interest in the Company pursuant to the applicable provisions of any Gaming Laws and orders or rulings of any Gaming Authorities and Section 21.

(b) Managers and Officers. The election of an individual to serve as a manager, officer or any other capacity with the Company is subject to any qualifications or approvals required under any Gaming Laws. For purposes of this Agreement, an individual shall be qualified to serve as a manager, officer or any other capacity, for so long as that individual is determined to be, and continues to be, qualified and suitable by all Gaming Authorities and under all applicable Gaming Laws. In the event that individual does not continue to be qualified and suitable, that individual shall be disqualified and shall cease to be a manager, officer or in any other capacity with the Company in accordance with the terms of this Agreement.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Second Amended and Restated Limited Liability Company Agreement as of the date first written above.

MEMBERS:
BRE SPADE MEZZ 1 LLC,
a Delaware limited liability company

By:	/s/ Tyler Henritze
Name:	Tyler Henritze
Title:	Senior Managing Director

BRE SPADE VOTECO LLC,
a Delaware limited liability company

By:	/s/ Tyler Henritze
Name:	Tyler Henritze
Title:	Manager

SPRINGING MEMBERS:

By:	/s/ William J. Stein
Name:	William J. Stein

By:	/s/ Tyler Henritze
Name:	Tyler Henritze

[2nd A&R LLCA OF NEVADA PROPERTY 1 LLC]

INDEPENDENT MANAGERS:

/s/ Michelle A. Dreyer
Name: Michelle A. Dreyer Independent Manager 1

/s/ William G. Popeo
Name: William G. Popeo
Independent Manager 2

[2nd A&R LLCA OF NEVADA PROPERTY 1 LLC]

SCHEDULE A

A.	Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” has the meaning set forth in the preamble to this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Bankruptcy” means, with respect to any Person, (A) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Basic Documents” means this Agreement, the Operating Lease, the Loan Documents and all documents and certificates contemplated thereby or delivered in connection therewith.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Borrower” shall have the meaning ascribed thereto in the Loan Agreement.

“Cause” means, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of, or bad faith or gross negligence with respect to, such Independent Manager’s duties under this Agreement, (ii) that such Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Manager, (iii) that such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, or (iv) that such Independent Manager no longer meets the definition of Independent Manager.

“Permitted Casino Markers” shall have the meaning ascribed thereto in the Loan Agreement.

“Casino Personal Property” means all gaming devices and associated equipment that is owned by the Company.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on July 30, 2008, as amended or amended and restated from time to time.

“Class A Member” means Voteco, who has been issued Class A Membership Interests as set forth on Schedule B hereto, as such schedule may be amended from time to time.

“Class A Membership Certificate” means those certain certificates, if any, which evidence the ownership of the Class A Membership Interests by the holder thereof.

“Class A Membership Interests” means class A limited liability company interests in the Company held by a Member as set forth on Schedule B hereto opposite such Member’s name, as such schedule may be amended from time to time.

“Class B Member” means Economic Member, who has been issued Class B Membership Interests as set forth on Schedule B hereto, as such schedule may be amended from time to time.

“Class B Membership Certificate” means those certain certificates, if any, which evidence the ownership of the Class B Membership Interests by the holder thereof.

“Class B Membership Interests” means class B limited liability company interests in the Company held by a Member as set forth on Schedule B hereto opposite such Member’s name, as such schedule may be amended from time to time.

“Commission” means the Nevada Gaming Commission.

“Company” means Nevada Property 1 LLC, a Delaware limited liability company.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Covered Persons” has the meaning set forth in Section 20(a).

“Directors” means the Persons elected to the Board of Directors from time to time by Voteco, in their capacity as managers of the Company. A Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

“Economic Member” shall have the meaning set forth in the introductory paragraph, and includes any Person admitted as an additional member of the Company holding Class B Membership Interests or a substitute Member of the Company holding Class B Membership Interests, pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Economic Member” shall not include the Springing Members or the Special Member.

“Environmental Indemnity” shall have the meaning ascribed thereto in the Loan Agreement.

“Equity Securities” means (a) any Membership Interests of the Company or rights to acquire Membership Interests, or securities convertible into Membership Interests or, if the Company shall have converted to a corporation pursuant to the terms of the Act, any shares of capital stock of the Company, warrants, options or other rights to acquire capital stock and debt securities convertible into capital stock and (b) with respect to any of the Company’s Subsidiaries, any shares of capital stock or limited liability company interests, warrants, options or other rights to acquire shares of capital stock or limited liability company interests, and debt securities convertible into capital stock or limited liability company interests, of such Subsidiary.

“Gaming” or “Gaming Activities” means the conduct of gaming and gambling activities, or the ownership or use of gaming devices, equipment and supplies in the operation of a casino or other enterprise, including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems, mobile gaming systems and related and associated equipment and supplies.

“Gaming Approvals” shall mean all approvals, licenses, permits, authorizations, registrations, findings of suitability, franchises, entitlements, waivers and exemptions required, issued or granted by any Gaming Authorities that are necessary for the Company to own, operate, manage and conduct Gaming Activities on the Property, including any Gaming Approvals required by the Gaming Laws or the Gaming Authorities to be obtained by the Company’s Members, Directors, officers and employees, and any Affiliates thereof.

“Gaming Authorities” means all governmental authorities, boards, commissions, departments or agencies with regulatory control or jurisdiction over the Gaming Activities of the Company and its Subsidiaries, in any jurisdiction including without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board and the Clark County Liquor and Gaming Licensing Board.

“Gaming Laws” means all laws, statutes and ordinances pursuant to which the Gaming Authorities possess regulatory, permit or licensing authority over Gaming Activities, and all rules and regulations promulgated by such Gaming Authorities thereunder, including without limitation in the State of Nevada, the Nevada Gaming Control Act, as codified in NRS Chapter 463, the regulations of the Nevada Gaming Commission promulgated thereunder, and the Clark County Code.

“Gaming Qualification Event” means Voteco and the current members of Voteco obtaining the initial Gaming Approvals to conduct Gaming Activities at the Property.

“Guaranty” shall have the meaning ascribed thereto in the Loan Agreement.

“Independent Manager” means an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Managers, another nationally-recognized company reasonably approved by Lender, in each case that is not an Affiliate of Borrower and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

(a)	a member, partner, equityholder, manager, director, officer or employee of the Company or any of its equityholders or Affiliates (other than serving as an Independent Director and/or Independent Manager of the Company or an Affiliate of the Company that does not own a direct or indirect ownership interest in the Company (provided that Independent Directors and/or Independent Managers of a Principal shall be permitted to serve as a springing limited partner of its direct subsidiary) and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers in the ordinary course of its business);

(b)	a creditor, supplier or service provider (including provider of professional services) to the Company or any of its equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Directors or Independent Managers and other corporate services to the Company or any of its Affiliates in the ordinary course of its business);

(c)	a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(d)	a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (a) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with the Company that does not own a direct or indirect ownership interest in the Company shall be qualified to serve as an Independent Director of the Company, provided that the fees that such individual earns from serving as an Independent Manager of affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to those contained in the definition of Special Purpose Entity of this Agreement.

“Individual Borrower” shall have the meaning ascribed thereto in the Loan Agreement.

“IP Collateral” shall have the meaning ascribed thereto in the Loan Agreement.

“Lender” means JPMorgan Chase Bank, National Association, together with its respective successors and assigns.

“Loan” means that certain loan made by Lender to the Borrowers in accordance with the terms, conditions and provisions of the Loan Documents.

“Loan Agreement” means that certain Loan Agreement dated as of the date hereof, by and among the Borrowers and Lender, as the same may be further amended, restated, modified or supplemented from time to time.

“Loan Documents” shall have the meaning ascribed thereto in the Loan Agreement.

“Management Agreement” means the agreement of the Directors in the form attached hereto as Schedule E. The Management Agreement shall be deemed incorporated into, and a part of, this Agreement.

“Material Action” means, with respect to the Company and each Permitted Subsidiary, to (i) file a voluntary petition in bankruptcy or file or consent to the filing of any other petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official such entity or a substantial part of its property or business, (iii) take any action that might cause such entity to become insolvent, (iv) make an assignment for the benefit of creditors, (v) admit in writing its inability to pay its debts generally as they become due, (vi) declare or effectuate a moratorium on the payment of any obligations, or (vii) take any action in furtherance of the foregoing.

“Member” means each of Economic Member and Voteco, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include the Springing Members or the Special Member.

“Member Cessation Event” has the meaning set forth in Section 5(c).

“Membership Interests” means Class A Membership Interests and Class B Membership Interests.

“Mezzanine A Borrower” shall have the meaning as defined in the Loan Agreement, together with its successors and assigns.

“Mezzanine A Lender” means JPMorgan Chase Bank, National Association, together with its respective successors and assigns.

“Mezzanine A Loan” means that certain loan made by Mezzanine A Lender to the Mezzanine A Borrower in accordance with the terms, conditions and provisions of the Mezzanine A Loan Documents.

“Mezzanine A Loan Agreement” means that certain Loan Agreement dated as of the date hereof by and between the Mezzanine A Borrower and Mezzanine A Lender.

“Mezzanine A Loan Documents” has the meaning set forth in the Mezzanine A Loan Agreement.

“Mezzanine A Pledge Agreement” shall have the meaning given to such term in Section 21(a)(i) of this Agreement.

“Mezzanine Borrowers” shall have the meaning given to such term in the Loan Documents.

“Mezzanine Specific Provisions” shall have the meant set forth in Section 9(j)(ii).

“Obligation” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with the Loan Documents or any related document in effect as of any date of determination.

“Officer” means an officer of the Company described in Section 11.

“Operating Lease” means that certain Lease Agreement by and between the Company and Propco Borrower.

“Percentage Interest” means, as of any given time, as to any Member, a fraction, expressed as a percentage, equal to the amount of the capital contribution of such Member divided by the total capital contribution of all Members, as may be adjusted from time to time in accordance with the provisions hereof.

“Permitted Subsidiaries” means Nevada Restaurant Venture 1 LLC, a Delaware limited liability company and Nevada Retail Venture 1 LLC, a Delaware limited liability company.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Propco Borrower” shall have the meaning ascribed thereto in the Loan Agreement.

“Property” means the leasehold interest in those certain parcels of real property, including all improvements now or hereafter located thereon, more particularly described on Schedule F hereto, along with the Company’s interest in the Operating Lease and the Casino Personal Property.

“Rating Agency” has the meaning assigned to that term in the Basic Documents.

“Rating Agency Condition” means (i) with respect to any action taken at any time before the Loan evidenced and secured by the Basic Documents has been sold or assigned to a “securitization trust” that the Lender has consented in writing to such action, and (ii) with respect to any action taken at any time after the Loan has been sold or assigned to a securitization trust, that the Lender has consented to such action and that each Rating Agency shall have been given ten days prior notice thereof and that each of the Rating Agencies shall have notified the Company in writing that such action will not result in a reduction, withdrawal, downgrade or qualification of the then current rating by such Rating Agency of the Loan or any pool of loan of which the Loan forms a part, or of any of the securities issued by such securitization trust.

“Redemption Date” means the date specified in a Redemption Notice as the date on which the Membership Interest owned or controlled by an Unsuitable Member is to be redeemed by the Company, which Redemption Date shall be determined in the sole and absolute discretion of the Board.

“Redemption Notice” means that notice of redemption given by the Company to an Unsuitable Member pursuant to Section 21. Each Redemption Notice shall set forth (i) the Redemption Date; (ii) the Percentage Interest to be redeemed; (iii) the place where any certificates shall be surrendered for payment; and (iv) any other requirements of surrender of the certificates, including how they are to be endorsed, if at all.

“Redemption Price” means the price to be paid by the Company for the redemption of the Membership Interest to be redeemed pursuant to Section 21, as determined by the mutual agreement of the Board and the member being redeemed, provided, if any Class A Membership Interests are subject to redemption the Redemption Price shall be the lesser of the actual amount the Unsuitable Member paid to acquire the interest or the fair market value of the interests.

“Restricted Securities” means any Equity Securities owned beneficially or of record by any Member.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 5(c), a person acting as Springing Member, in such person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

“Special Purpose Provisions” has the meaning set forth in Section 9(j).

“Springing Member” means a Person who is not a member of the Company but who has signed this Agreement in order that, upon the conditions described in Section 5(c), such Person can become the Special Member without any delay in order that at all times the Company shall have at least one member.

“Transfer” means a direct sale, exchange, hypothecation, transfer, assignment, pledge, encumbrance or other disposition of a Membership Interest.

“Transferee” or “Transferees” has the meaning set forth in Section 21(b).

“Transferor” means the Person making a Transfer.

“Transfer Restriction Agreement” means that certain Transfer Restriction Agreement dated as of the date hereof, by and among Voteco, the members of Voteco and Economic Member.

“Uniform System of Accounts” shall mean the Tenth Revised Edition, 2006, of the Uniform System of Accounts for Hotels as adopted by the American Hotel and Motel Association.

“Unsuitable Member” has the meaning set forth in Section 21(b).

“Unsuitable Person” shall mean a Person who (i) fails or refuses to file or has withdrawn or requested the withdrawal of an application to be found suitable by any Gaming Authorities or for any Gaming Approval, (ii) is denied any Gaming Approval by any Gaming Authority, (iii) is disqualified from eligibility for any Gaming Approval by a Gaming Authority, (iv) is determined by a Gaming Authority to be unsuitable to own or control a Membership Interest, (v) is determined by a Gaming Authority to be unsuitable to be affiliated with a Person engaged in Gaming Activities in any jurisdiction, (vi) causes the Company or any of its Affiliates to lose or to be threatened with the loss of any Gaming Approvals, or (vii) is deemed likely, in the sole and absolute discretion of Board, based on verifiable information or information received from the Gaming Authorities or other reliable sources such as background checks, credit searches and searches of the public records, to (a) preclude or materially delay, impede, impair, threaten or jeopardize any Gaming Approval or the Company’s or any Affiliate’s application for or ability to obtain or retain any Gaming Approval, or (b) result in the imposition of materially burdensome terms and conditions on any Gaming Approval.

“Voteco” shall have the meaning set forth in the introductory paragraph, and includes any Person admitted as an additional member of the Company holding Class A Membership Interests or a substitute member of the Company holding Class A Membership Interests pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Voteco” shall not include the Springing Members or the Special Member.

B.	Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

SCHEDULE B

Members

Name	Mailing Address	Percentage Interest
BRE Spade Voteco LLC	c/o Blackstone Real Estate Advisors L.P., 345 Park Avenue New York, NY 10154	100% of the Class A Membership Interests

BRE Spade Mezz 1 LLC	c/o Blackstone Real Estate Advisors L.P., 345 Park Avenue New York, NY 10154	100% of the Class B Membership Interests

SCHEDULE C

DIRECTORS

1.	Jonathan D. Gray
2.	William J. Stein
3.	Tyler Henritze

SCHEDULE D

OFFICERS	TITLE
Jonathan D. Gray	Senior Managing Director and President
A.J. Agarwal	Senior Managing Director and Vice President
William J. Stein	Senior Managing Director and Vice President
Frank Cohen	Senior Managing Director and Vice President
Anthony Myers	Senior Managing Director and Vice President
Dennis McDonagh	Senior Managing Director and Vice President
Tyler Henritze	Senior Managing Director, Vice President, Treasurer and Secretary
Anthony Beovich	Managing Director and Assistant Treasurer
Glenn Alba	Managing Director and Vice President
Brian Kim	Managing Director and Vice President
Michael Lascher	Managing Director and Vice President
Patrick Volz	Vice President
Andrea Drasites	Vice President
Amy Lancaster	Vice President

SCHEDULE E

Management Agreement

[December]     , 2014

Re: Management Agreement – NEVADA PROPERTY 1 LLC

Ladies and Gentlemen:

For good and valuable consideration, each of the undersigned Persons, who have been designated as directors of Nevada Property 1 LLC, a Delaware limited liability company (the “Company”), in accordance with that certain Second Amended and Restated Limited Liability Company Agreement of the Company dated as of the date hereof, and as it may be further amended, restated, supplemented or modified from time to time (the “LLC Agreement”), hereby agree as follows:

1. Each of the undersigned accepts such Person’s rights and authority as a Director under the LLC Agreement and agrees to perform and discharge such Person’s duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person’s successor as a Director is designated or until such Person’s resignation or removal as a Director in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.

2. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Initially capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

Jonathan D. Gray

William J. Stein

Tyler Henritze

[MANAGEMENT AGREEMENT OF NEVADA PROPERTY 1 LLC]

SCHEDULE F

Property

Parcel 1:

All those Units, Podium Parcel and Hotel Unit shown on the Final Map of Cosmopolitan (East Tower) on file in Book 142 of Plats, Page 83 in the office of the County recorder, Clark County, Nevada, as amended by the Amended Plat of a Portion of Cosmopolitan (East Tower) on file in Book 143 of Plats, Page 25, in the office of the County Recorder, Clark County, Nevada.

Together with undivided allocated interests in and to the Common Elements as set forth in and subject to that certain Declaration of Covenants, Conditions and Restrictions and Reservation of Easements for the Cosmopolitan of Las Vegas East Tower, recorded January 13, 2011 as Instrument No. 201101130002255 of Official Records.

Together with a non-exclusive easement for ingress and egress as set forth in and subject to that certain Declaration of Covenants, Conditions and Restrictions and Reservation of Easements for the Cosmopolitan of Las Vegas East Tower, recorded January 13, 2011 as Instrument No. 201101130002255 of Official Records.

Excepting therefrom Units 1879, 3189, 5096, 5281, 5397, 5578, 5691, 6082 and a portion of the podium unit (shown in Instrument No. 201012230001038 of Official Records), together with their undivided allocated interests.

Further Excepting therefrom Unit 6083 now known as Unit 6081.

Parcel 2:

All Units and Hotel Unit shown on Final Map of Cosmopolitan (West Tower) a on file in Book 142 of Plats. Page 84 in the office of the County recorder, Clark County, Nevada, as amended by the Amended Plat of a Portion of Cosmopolitan (West Tower) on file in Book 143, Page 26 in the office of the County Recorder, Clark County, Nevada.

Together with undivided allocated interests in and to the Common Elements as set forth in and subject to that certain Declaration of Covenants, Conditions and Restrictions and Reservation of Easements for the Cosmopolitan of Las Vegas West Tower, recorded January 13, 2011 as Instrument No. 201101130002556 of Official Records.

Together with a non-exclusive easement for ingress and egress as set forth in and subject to that certain Declaration of Covenants, Conditions and Restrictions and Reservation of Easements for the Cosmopolitan of Las Vegas West Tower, recorded January 13, 2011 as Instrument No. 201101130002556 of Official Records.

Excepting therefrom Units 1903, 2102, 2215, 2327, 2329, 3219, 4425 and 4619), together with their undivided allocated interests.

APN’S

162-20-616-001. 003 through 022, 024 through 041, 043 through 045, 047 through 049, 052, 053, 055 through 057, 060 through 062 and 064 and

162-20-617-001 through 011, 013 through 020, 022 through 028, 030, 031, 034 through 077, 079 through 136, 138 through 149, 151 through 232

Parcel 3:

Non-exclusive easements as set forth and created by that certain Service Road Agreement, recorded October 28, 2010, in Book 20101028 as Document No. 003766, for ingress and egress for service vehicles over, under and across the land described therein. Subject to the terms, provisions and conditions set forth in said instrument.

EXHIBIT A

CERTIFICATE FOR MEMBERSHIP INTERESTS IN

NEVADA PROPERTY 1 LLC

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A “TRANSFER”) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT DATED AS OF DECEMBER     , 2014 AND THE TERMS AND CONDITIONS OF A CERTAIN TRANSFER RESTRICTION AGREEMENT DATED AS OF DECEMBER     , 2014. THE COMPANY WILL FURNISH A COPY OF SUCH TRANSFER RESTRICTION AGREEMENT WITHOUT CHARGE TO ANY MEMBER ON REQUEST. ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”) OR STATE SECURITIES LAWS, AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT. THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, GRANTING OF ANY OPTION TO PURCHASE OR OTHER DISPOSITION OF AN INTEREST IN THIS LIMITED LIABILITY COMPANY IS INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE CHAIRMAN OF THE NEVADA GAMING CONTROL BOARD (THE “CHAIRMAN”). IF AT ANY TIME THE NEVADA GAMING COMMISSION (THE “COMMISSION”) FINDS THAT A MEMBER IS UNSUITABLE TO HOLD AN INTEREST IN THIS COMPANY, SUCH OWNER MUST DISPOSE OF SUCH INTEREST AS PROVIDED BY THE GAMING LAWS OF THE STATE OF NEVADA AND THE REGULATIONS PROMULGATED THEREUNDER, OR, IF THE CHAIRMAN CONSENTS, IN ACCORDANCE WITH THE COMPANY’S ARTICLES OR OPERATING AGREEMENT. BEGINNING ON THE DATE WHEN THE COMMISSION SERVES NOTICE OR A DETERMINATION OF UNSUITABILITY PURSUANT TO APPLICABLE LAW, IT IS UNLAWFUL FOR THE UNSUITABLE MEMBER (A) TO RECEIVE ANY DIVIDEND OR INTEREST OR ANY PAYMENT OR DISTRIBUTION OF ANY KIND, INCLUDING OF ANY SHARE OF THE DISTRIBUTION OF PROFITS OR CASH OR ANY OTHER PROPERTY, OR PAYMENTS UPON DISSOLUTION, FROM THE COMPANY, OTHER THAN A RETURN OF CAPITAL; (B) TO EXERCISE DIRECTLY OR THROUGH ANY PROXY, TRUSTEE OR NOMINEE ANY VOTING RIGHT CONFERRED BY THE MEMBER’S INTEREST IN THE COMPANY; OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE COMPANY OR FROM ANY COMPANY HOLDING A GAMING LICENSE FOR SERVICES RENDERED OR OTHERWISE.

Each of the parties hereto agrees that it will not transfer any Restricted Securities without complying with each of the restrictions set forth in the Limited Liability Company Agreement (defined below) and agrees that in connection with any such transfer it will, if requested by the Company, deliver at its expense to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company and counsel for the Company, that such transfer is not in violation of the securities laws of the United States of America or any state thereof or any Gaming Laws.

Certificate Number	100% Class A Membership Interest

Nevada Property 1 LLC, a Delaware limited liability company (the “Company”), hereby certifies that BRE Spade Voteco LLC (the “Holder”) is the registered owner of 100 percent of the Class A Membership Interests in the Company. The rights, powers, preferences, restrictions and limitations of the Membership Interests in the Company are set forth in, and this Certificate and the Membership Interests in the Company represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Second Amended and Restated Limited Liability Company Agreement of the Company dated as of December     , 2014, as the same may be further amended or restated from time to time (the “Limited Liability Company Agreement”). By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Membership Interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Limited Liability Company Agreement. The Company will furnish a copy of the Limited Liability Company Agreement to the Holder without charge upon written request to the Company at its principal place of business. The Company shall maintain books for the purpose of registering the transfer of interests. Transfer of any or all of the Membership Interests in the Company evidenced by this Certificate is subject to certain restrictions in the Limited Liability Company Agreement and can be effected only after compliance with all of those restrictions and the presentation to the Company of the Certificate, accompanied by an assignment in the form appearing on the reverse side of this Certificate, duly completed and executed by and on behalf of the transferor in such Transfer, and an application for transfer in the form appearing on the reverse side of this Certificate, duly completed and executed by and on behalf of the transferee in such Transfer.

Each Membership Interests in the Company shall constitute a “security” within the meaning of, and governed by, (i) Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the States of Delaware and New York and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 (and each Membership Interests in the Company shall be treated as such a “security” for all purposes, including, without limitation perfection of the security interest therein under Article 8 of each applicable Uniform Commercial Code).

This Certificate and the Membership Interests evidenced hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed as of the date set forth below.

NEVADA PROPERTY 1 LLC

Dated:	By:
	Name:	Tyler Henritze
	Title:	Senior Managing Director

(REVERSE SIDE OF CERTIFICATE)

ASSIGNMENT OF INTERESTS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                          (print or typewrite name of transferee),                              (insert Social Security or other taxpayer identification number of transferee), the following specified percentage of Membership Interests in the Company:                              (identify the percentage interest being transferred) effective as of the date specified in the Application for Transfer of Interests below, and irrevocably constitutes and appoints                              and its authorized officers, as attorney-in-fact, to transfer the same on the books and records of the Company, with full power of substitution in the premises.

BRE Spade Voteco LLC, a Delaware limited liability company

Dated:	By:
	Name:	Tyler Henritze
	Title:	Manager

APPLICATION FOR TRANSFER OF INTERESTS

The undersigned applicant (the “Applicant”) hereby (a) applies for a transfer of the percentage of Membership Interests in the Company described above (the “Transfer”) and applies to be admitted to the Company as a substitute member of the Company, (b) agrees to comply with and be bound by all of the terms and provisions of the Limited Liability Company Agreement, (c) represents that the Transfer complies with the terms and conditions of the Limited Liability Company Agreement, (d) represents that the Transfer does not violate any applicable laws and regulations, and (e) agrees to execute and acknowledge such instruments (including, without limitation, a counterpart of the Limited Liability Company Agreement), in form and substance satisfactory to the Company, as the Company reasonably deems necessary or desirable to effect the Applicant’s admission to the Company as a substitute member of the Company and to confirm the agreement of the Applicant to be bound by all the terms and provisions of the Limited Liability Company Agreement with respect to the Membership Interests in the Company described above. Initially capitalized terms used herein and not otherwise defined herein are used as defined in the Limited Liability Company Agreement.

The Applicant directs that the foregoing Transfer and the Applicant’s admission to the Company as a Substitute Member shall be effective as of                             .

Name of Transferee (Print)

Dated:	Signature:
(Transferee)

Address:

The Company has determined (a) that the Transfer described above is permitted by the Limited Liability Company Agreement, (b) hereby agrees to effect such Transfer and the admission of the Applicant as a substitute member of the Company effective as of the date and time directed above, and (c) agrees to record, as promptly as possible, in the books and records of the Company the admission of the Applicant as a substitute member.

NEVADA PROPERTY 1 LLC

By:
Name:	Tyler Henritze
Title:	Senior Managing Director

CERTIFICATE FOR MEMBERSHIP INTERESTS IN

NEVADA PROPERTY 1 LLC

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A “TRANSFER”) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT DATED AS OF DECEMBER     , 2014. ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”) OR STATE SECURITIES LAWS, AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT. THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, GRANTING OF ANY OPTION TO PURCHASE OR OTHER DISPOSITION OF AN INTEREST IN THIS LIMITED LIABILITY COMPANY IS INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE CHAIRMAN OF THE NEVADA GAMING CONTROL BOARD (THE “CHAIRMAN”). IF AT ANY TIME THE NEVADA GAMING COMMISSION (THE “COMMISSION”) FINDS THAT A MEMBER IS UNSUITABLE TO HOLD AN INTEREST IN THIS COMPANY, SUCH OWNER MUST DISPOSE OF SUCH INTEREST AS PROVIDED BY THE GAMING LAWS OF THE STATE OF NEVADA AND THE REGULATIONS PROMULGATED THEREUNDER, OR, IF THE CHAIRMAN CONSENTS, IN ACCORDANCE WITH THE COMPANY’S ARTICLES OR OPERATING AGREEMENT. BEGINNING ON THE DATE WHEN THE COMMISSION SERVES NOTICE OR A DETERMINATION OF UNSUITABILITY PURSUANT TO APPLICABLE LAW, IT IS UNLAWFUL FOR THE UNSUITABLE MEMBER (A) TO RECEIVE ANY DIVIDEND OR INTEREST OR ANY PAYMENT OR DISTRIBUTION OF ANY KIND, INCLUDING OF ANY SHARE OF THE DISTRIBUTION OF PROFITS OR CASH OR ANY OTHER PROPERTY, OR PAYMENTS UPON DISSOLUTION, FROM THE COMPANY, OTHER THAN A RETURN OF CAPITAL; (B) TO EXERCISE DIRECTLY OR THROUGH ANY PROXY, TRUSTEE OR NOMINEE ANY VOTING RIGHT CONFERRED BY THE MEMBER’S INTEREST IN THE COMPANY; OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE COMPANY OR FROM ANY COMPANY HOLDING A GAMING LICENSE FOR SERVICES RENDERED OR OTHERWISE.

Each of the parties hereto agrees that it will not transfer any Restricted Securities without complying with each of the restrictions set forth in the Limited Liability Company Agreement (defined below) and agrees that in connection with any such transfer it will, if requested by the Company, deliver at its expense to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company and counsel for the Company, that such transfer is not in violation of the securities laws of the United States of America or any state thereof or any Gaming Laws.

Certificate Number	100% Class B Membership Interest

Nevada Property 1 LLC, a Delaware limited liability company (the “Company”), hereby certifies that BRE Spade Mezz 1 LLC (the “Holder”) is the registered owner of 100 percent of the Class B Membership Interests in the Company. The rights, powers, preferences, restrictions and limitations of the Membership Interests in the Company are set forth in, and this Certificate and the Membership Interests in the Company represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Second Amended and Restated Limited Liability Company Agreement of the Company dated as of December     , 2014, as the same may be further amended or restated from time to time (the “Limited Liability Company Agreement”). By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Membership Interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Limited Liability Company Agreement. The Company will furnish a copy of the Limited Liability Company Agreement to the Holder without charge upon written request to the Company at its principal place of business. The Company shall maintain books for the purpose of registering the transfer of interests. Transfer of any or all of the Membership Interests in the Company evidenced by this Certificate is subject to certain restrictions in the Limited Liability Company Agreement and can be effected only after compliance with all of those restrictions and the presentation to the Company of the Certificate, accompanied by an assignment in the form appearing on the reverse side of this Certificate, duly completed and executed by and on behalf of the transferor in such Transfer, and an application for transfer in the form appearing on the reverse side of this Certificate, duly completed and executed by and on behalf of the transferee in such Transfer.

Each Membership Interests in the Company shall constitute a “security” within the meaning of, and governed by, (i) Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the States of Delaware and New York and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 (and each Membership Interests in the Company shall be treated as such a “security” for all purposes, including, without limitation perfection of the security interest therein under Article 8 of each applicable Uniform Commercial Code).

This Certificate and the Membership Interests evidenced hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed as of the date set forth below.

NEVADA PROPERTY 1 LLC

Dated:	By:
	Name:	Tyler Henritze
	Title:	Senior Managing Director

(REVERSE SIDE OF CERTIFICATE)

ASSIGNMENT OF INTERESTS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                              (print or typewrite name of transferee),                                          (insert Social Security or other taxpayer identification number of transferee), the following specified percentage of Membership Interests in the Company:                              (identify the percentage interest being transferred) effective as of the date specified in the Application for Transfer of Interests below, and irrevocably constitutes and appoints                              and its authorized officers, as attorney-in-fact, to transfer the same on the books and records of the Company, with full power of substitution in the premises.

BRE Spade Mezz 1 LLC, a Delaware limited liability company

Dated:	By:
	Name:	Tyler Henritze
	Title:	Manager

APPLICATION FOR TRANSFER OF INTERESTS

The undersigned applicant (the “Applicant”) hereby (a) applies for a transfer of the percentage of Membership Interests in the Company described above (the “Transfer”) and applies to be admitted to the Company as a substitute member of the Company, (b) agrees to comply with and be bound by all of the terms and provisions of the Limited Liability Company Agreement, (c) represents that the Transfer complies with the terms and conditions of the Limited Liability Company Agreement, (d) represents that the Transfer does not violate any applicable laws and regulations, and (e) agrees to execute and acknowledge such instruments (including, without limitation, a counterpart of the Limited Liability Company Agreement), in form and substance satisfactory to the Company, as the Company reasonably deems necessary or desirable to effect the Applicant’s admission to the Company as a substitute member of the Company and to confirm the agreement of the Applicant to be bound by all the terms and provisions of the Limited Liability Company Agreement with respect to the Membership Interests in the Company described above. Initially capitalized terms used herein and not otherwise defined herein are used as defined in the Limited Liability Company Agreement.

The Applicant directs that the foregoing Transfer and the Applicant’s admission to the Company as a Substitute Member shall be effective as of                             .

Name of Transferee (Print)

Dated:	Signature:
(Transferee)

Address:

The Company has determined (a) that the Transfer described above is permitted by the Limited Liability Company Agreement, (b) hereby agrees to effect such Transfer and the admission of the Applicant as a substitute member of the Company effective as of the date and time directed above, and (c) agrees to record, as promptly as possible, in the books and records of the Company the admission of the Applicant as a substitute member.

NEVADA PROPERTY 1 LLC

By:
Name:	Tyler Henritze
Title:	Senior Managing Director